EXHIBIT 3.2






                      THE READER'S DIGEST ASSOCIATION, INC.


                          AMENDED AND RESTATED BY-LAWS


                           EFFECTIVE DECEMBER 13, 2002




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                                TABLE OF CONTENTS





                                                                            Page

Article I - Meetings of Voting Stockholders................................... 1

  Section 1.  Annual Meetings................................................. 1
  Section 2.  Special Meetings................................................ 1
  Section 3.  Place of Meeting................................................ 1
  Section 4.  Notice of Meetings.............................................. 1
  Section 5.  Adjournments.................................................... 1
  Section 6.  Quorum.......................................................... 2
  Section 7.  Organization.................................................... 2
  Section 8.  Voting.......................................................... 2
  Section 9.  List of Stockholders............................................ 3
  Section 10. Notice of Stockholder Business and Nominations.................. 3

Article II - Board of Directors............................................... 5

  Section 1.  General Powers.................................................. 5
  Section 2.  Number and Term of Office....................................... 6
  Section 3.  Vacancies....................................................... 6
  Section 4.  Place of Meeting................................................ 6
  Section 5.  Organizational Meetings......................................... 6
  Section 6.  Regular Meetings................................................ 7
  Section 7.  Special Meetings................................................ 7
  Section 8.  Quorum and Manner of Acting..................................... 7
  Section 9.  Compensation.................................................... 7
  Section 10. Committees...................................................... 7
  Section 11. Organization.................................................... 8
  Section 12. Order of Business............................................... 9
  Section 13. Action by Consent..............................................  9
  Section 14. Participation in Meeting by Means of Communications Equipment..  9
  Section 15. Resignation....................................................  9
  Section 16. Removal of Directors...........................................  9

Article III - Officers.......................................................  9

  Section 1.  Number.........................................................  9
  Section 2.  Election, Term of Office and Qualifications....................  9
  Section 3.  Removal, Resignation........................................... 10
  Section 4.  Vacancies...................................................... 10
  Section 5.  The Chairman................................................... 10
  Section 6.  The Vice-Chairman.............................................. 10
  Section 7.  The President.................................................. 10
  Section 8.  The Editor-in-Chief............................................ 10




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  Section 9.  The Vice-Presidents............................................ 11
  Section 10. The Chief Financial Officer.................................... 11
  Section 11. The Treasurer.................................................. 11
  Section 12. The Secretary.................................................. 11
  Section 13. Other Officers................................................. 11
  Section 14. Salaries....................................................... 12

Article IV - Indemnification and Interested Directors........................ 12

  Section 1.  Indemnification................................................ 12
  Section 2.  Interested Directors; Quorum................................... 12

Article V - Shares and Their Transfer........................................ 13

  Section 1.  Certificate for Stock.......................................... 13
  Section 2.  Record......................................................... 13
  Section 3.  Lost, Stolen, Destroyed and Mutilated Certificates............. 13
  Section 4.  Determination of Record Date................................... 14

Article VI - Offices......................................................... 14

  Section 1.  Registered Office.............................................. 14
  Section 2.  Other Office................................................... 14

Article VII - Seal........................................................... 15

Article VIII - Fiscal Year................................................... 15

Article IX - Waiver of Notices............................................... 15

Article X - Amendments....................................................... 15

Article XI - Use of Pronouns................................................. 16




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                      THE READER'S DIGEST ASSOCIATION, INC.
                          AMENDED AND RESTATED BY-LAWS
                           EFFECTIVE DECEMBER 13, 2002


                                    ARTICLE I

                         MEETINGS OF VOTING STOCKHOLDERS

                  Section 1. Annual Meetings. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as is properly brought before the meeting, as provided in Section 10 of this Article I, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof.

                  Section 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by, and upon the request of, the Chairman or by, and upon the request of, the Board of Directors. Upon receipt of such request, the Secretary shall send notice of the meeting to all stockholders of record entitled to vote thereat, specifying the date, time, place and purposes of such meeting. No business shall be conducted at any special meeting of stockholders other than the business specified in the notice of such meeting.

                  Section 3. Place of Meeting. All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notice or waivers of notice thereof.

                  Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Written notice of each meeting may also be made by transmitting a copy thereof by telex, telegraph, cable, telefax or other form of recorded communication. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who attends such meeting in person or by proxy, or to any stockholder or authorized representative thereof who, in person or writing, waives notice of such meeting of the stockholders, whether before or after the time stated in the notice.

                  Section 5. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the



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adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 6. Quorum. At each meeting of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, stockholders, present in person or by proxy, holding of record a majority of the outstanding shares of stock of the Corporation having voting power and entitled to vote at such meeting shall constitute a quorum for the transaction of business. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 5 of this Article I until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  Section 7. Organization. At each meeting of the stockholders, the Chairman of the Corporation, or if he shall be absent therefrom, the Vice-Chairman (if any), or, if he shall be absent therefrom the President of the Corporation, or, if they all shall be absent from such meeting, then a chairman designated by the Board of Directors, or in the absence of such designation, a chairman chosen at the meeting, who shall be a stockholder holding of record shares of stock of the Corporation having voting power, or the proxy of such a stockholder, shall act as chairman thereof and preside and determine the order of business thereat. The Secretary or, in his absence, an Assistant Secretary, of the Corporation shall act as secretary at all meetings. In the absence of the Secretary or an Assistant Secretary, the chairman of the meeting shall appoint a secretary of the meeting.

                  Section 8. Voting. The stockholders of the Corporation entitled to notice of and to vote at a meeting of stockholders shall be those stockholders of record entitled to vote on the date fixed by the Board of Directors or otherwise determined, pursuant to Article V, Section 4, as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting, or in the event that a record date shall not have been so fixed or determined, then on the date determined pursuant to Title 8, Chapter 1 of the Delaware Code General Corporation Law of the State of Delaware (the "Delaware Code"). Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. The vote of shares of stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy duly appointed by an instrument in writing, subscribed by such


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stockholder or by his attorney thereunto authorized, and delivered to the secretary of the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of the stockholders, a quorum being present, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all matters other than the election of Directors shall be decided by the affirmative vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at such meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors, except as otherwise provided by law or by the Certificate of Incorporation. Whenever a separate vote by class or series is required, the affirmative vote of the holders of a majority of the shares of such class or series present in person or by proxy, provided that a quorum of such holders is present, shall be the act of such class or series, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws.

                  Section 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk or registrar appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at such meeting and election.

                  Section 10. Notice of Stockholder Business and Nominations.

                    (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

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                         (ii) For nominations or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                         (iii) Notwithstanding anything in the second sentence
of paragraph (a)(ii) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                    (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of

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Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                    (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded. (ii) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. (iii) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any series of preferred stock to elect directors under specified circumstances.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such


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authority and powers of the Corporation and do all such lawful acts as are not, by law, the Certificate of Incorporation or the By-Laws, directed or required to be exercised or done by the stockholders. Directors need not be stockholders.

                  Section 2. Number and Term of Office. The number of Directors shall be fixed from time to time by the Board of Directors, subject to the requirements in the Certificate of Incorporation. The Board of Directors shall be classified with respect to the time during which they hold office into three classes, as nearly equal in number as possible based on the then current membership of the Board of Directors, as determined by the Board of Directors, all as provided in the Certificate of Incorporation. One class of directors shall be elected at each annual meeting of the stockholders to hold office for the term of three years or until their respective successors are duly elected and qualified or until their earlier resignation or removal. No person may be elected or re-elected a Director of the Corporation if at the time of his election or re-election he shall have attained the age of seventy (70) years, and the term of any Director who shall have attained such age while serving as a Director shall terminate as of the time of the first annual meeting of stockholders following his seventieth (70th) birthday; provided, however, that the Board of Directors by resolution may waive such age limitation with respect to any year or years and from year to year with respect to any Director or Directors. Any Director who is also an employee of the Corporation and retires from the Corporation (otherwise than on or after the "normal retirement date," as defined in the Corporation's Retirement Plan) or whose employment is otherwise terminated shall not be eligible to serve as a Director after the effective date of such retirement or termination; provided, however, that the Board of Directors by resolution may waive such restriction in any year and from year to year with respect to any Director or Directors.

                  Section 3. Vacancies. Any vacancy on the Board of Directors, whether arising from death, resignation, removal, disability, an increase in the number of Directors or any other cause, may be filled only by a majority vote of the remaining Directors, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation or resolutions of the Board of Directors adopted pursuant thereto, vacancies and newly created Directorships of such class or classes or series may be filled either by the majority vote of the remaining Directors elected by such class or classes or series thereof or by the holders of the outstanding shares of such class or classes or series present in person or by proxy at the next annual meeting or at a special meeting called for that purpose.

                  Section 4. Place of Meeting. The Board of Directors may hold its meeting at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine.

                  Section 5. Organizational Meetings. After each annual meeting of stockholders, the Board of Directors may meet for the purpose of organization and the transaction of other business as soon as practicable on the same day. Notice of such meeting need not be given.


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                  Section 6. Regular Meetings. Regular meetings of the Board of
Directors shall be held at such times and at such place or places as the Board shall from time to time determine. Except as otherwise provided by law, notices of regular meetings need not be given.

                  Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, by the Vice-Chairman (if any), by the President, or by any three Directors then in office. Except as otherwise provided by law, notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telex, telegram, cable or telefax or be delivered personally or by telephone not later than the day next preceding the day on which such meeting is to be held. Notice of any such meeting of the Board of Directors need not, however, be given to any Director who waives such notice in writing or who is present at such meeting. Any meeting of the Board of Directors shall be a legal meeting, without any notice thereof having been given, if all the Directors of the Corporation then in office shall be present thereat.

                  Section 8. Quorum and Manner of Acting. A majority of the entire Board of Directors then in office shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. Except as otherwise provided by law, or by the Certificate of Incorporation of the Corporation, or by these By-Laws, the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

                  Section 9. Compensation. The Directors and the members of any committee of the Board of Directors established pursuant to these By-Laws or by resolution of the Board of Directors shall be entitled to be reimbursed for any expenses paid by them on account of their attendance at any regular or special meeting of the Board of Directors or of such committee. The Board of Directors may at any time or from time to time by resolution also provide that the Corporation shall pay each such Director or member of such committee such compensation for his services as may be specified in such resolution. Nothing contained in this section shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 10. Committees. (a) The Board of Directors, by resolution passed by a majority of the entire Board (the "Resolution"), may establish:

                       (i) An Executive Committee to consist of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Editor-in-Chief (if they be directors), and such other Directors as the Board of Directors may deem appropriate. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws or by the resolution of the Board of Directors establishing such committee. Three members of the Executive Committee present in

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person at a meeting of such committee shall constitute a quorum. The Board of
Directors may designate one member of the Executive Committee as the chairman thereof.

                       (ii) Any other committee, including but not limited to an Audit and an Investment Committee, as the Board of Directors may deem appropriate. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, each committee so established shall consist of such number of Directors and shall have and may exercise such powers as the Board of Directors may by resolution determine. A majority of the authorized number of members of any committee so established, present in person at a meeting of such committee, shall constitute a quorum.

                    (b) Notwithstanding the provisions of paragraph (a) of this
Section 10, no committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized and within the limits provided in the Resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, removing or indemnifying Directors or amending these By-Laws; and, unless the Resolution, these By-Laws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

                    (c) A majority of all the members of any committee may fix its rules of procedure and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. In the absence of a provision by the Board of Directors, the vote of a majority of the authorized number of members of such committee shall be the act of such committee, and in other respects, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these By-Laws. The Board of Directors shall have the power to designate one or more Directors as alternate members, fill vacancies, change the membership, or dissolve any committee established pursuant to this section, with or without cause, at any time.

                  Section 11. Organization. At each meeting of the Board of Directors, the Chairman or, if he shall be absent therefrom, the Vice-Chairman (if any) or, if he shall be absent therefrom, the President or, if he shall be absent therefrom, a Director chosen by a majority of the Directors present shall act as chairman. The Secretary or, if he shall be absent, an Assistant Secretary or, if no Assistant Secretary shall be present, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

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                  Section 12. Order of Business. At all meetings of the Board of
Directors business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board of Directors.

                  Section 13. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board of Directors or of such committee.

                  Section 14. Participation in Meeting by Means of Communications Equipment. Any member of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 15. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman, to the President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 16. Removal of Directors. Any Director or the entire Board of Directors may be removed only for cause, at any time, by the vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote in the election of Directors.

                                   ARTICLE III

                                    OFFICERS

                  Section 1. Number. The principal officers of the Corporation shall be a Chairman, a President, an Editor-in-Chief, one or more Vice-Presidents, a Chief Financial Officer, a Treasurer, a Secretary, and such other offices (including a Vice-Chairman) as the Directors may deem appropriate or necessary. The same person may hold any two offices simultaneously, except those of the Chairman, Vice-Chairman, President, and Editor-in-Chief. The Board of Directors shall determine which officers shall act as chief executive officer and chief operating officer of the Corporation.

                  Section 2. Election, Term of Office and Qualifications. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect the principal officers of the Corporation. The Board of Directors may give any of such principal officers such further designations or alternate titles as it considers desirable. Unless otherwise provided in the resolution of the Board of Directors electing any such principal officer,


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




each principal officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or earlier resignation or removal.

                  Section 3. Removal, Resignation. (a) Any officer of the Corporation may be removed, with or without cause, at any time, by resolution adopted by a majority of the entire Board of Directors, or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors. Such removal shall not prejudice the contract rights, if any, of any officer so removed, but the election of an officer shall not of itself create any such contract rights.

                    (b) Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification, disability or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

                  Section 5. The Chairman. The Chairman shall have overall responsibility for the management and direction of the business and affairs of the Corporation, unless otherwise determined by the Board of Directors, and shall have such other duties as may be assigned to him by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation.

                  Section 6. The Vice-Chairman. The Vice-Chairman, if any, shall have such duties as may be assigned to him by the Board of Directors. The Vice-Chairman shall, in the absence of the Chairman, preside at all meetings of the stockholders and the Board of Directors. Except where by law the signature of the President is required, the Vice-Chairman shall possess the same power as the Chairman and the President to sign all certificates, contracts, and other instruments of the Corporation unless otherwise determined by the Board of Directors.

                  Section 7. The President. The President shall, unless otherwise determined by the Board of Directors, be responsible for the active direction of the daily business of the Corporation, shall sign or countersign all certificates, contracts, or other instruments of the Corporation, and shall have such other duties as may be assigned to him by the Board of Directors. He shall, in the absence of the Chairman and the Vice-Chairman, if any, preside at all meetings of the stockholders and the Board of Directors.

                  Section 8. The Editor-in-Chief. The Editor-in-Chief shall have general supervision over the editorial content of the Corporation's publications. He shall perform all of the duties usually incumbent upon and incident to the office of Editor-in-Chief. He shall also have such powers and perform such duties as are assigned to him by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as may from time to time be assigned to him by the Board of Directors.

                  Section 9. The Vice-Presidents. Each Vice-President shall have such powers and perform such duties as are assigned to him by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as may from time to time be assigned to him by the Board of Directors or the Chairman.

                  Section 10. The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. He shall have general supervision over the accounting system of the Corporation. He shall regularly enter or cause to be entered in books to be kept by him, or under his direction, full and adequate account of all monies received or paid by him for the account of the Corporation. He shall perform all of the duties usually incumbent upon and incident to the office of Chief Financial Officer. He shall also have such power and perform such duties as are assigned to him by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as may from time to time be assigned to him by the Board of Directors or the Chairman.

                  Section 11. The Treasurer. The Treasurer shall have charge of, and be responsible for, the stock ledger of the Corporation and all funds and securities of the Corporation. He shall perform all of the duties usually incumbent upon and incident to the office of Treasurer. He shall also have such powers and perform such duties as are assigned to him by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as may from time to time be assigned to him by the Board of Directors or the Chairman. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  Section 12. The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. He shall keep in safe custody the seal of the Corporation and may affix the same to any document or instrument the execution of which, on behalf of the Corporation, is duly authorized, and, when so affixed, it may be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall perform all of the duties usually incumbent upon and incident to the office of Secretary. He shall also have the powers and perform such duties as are assigned to him by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as may from time to time be assigned to him by the Board of Directors or the Chairman.

                  Section 13. Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the Chairman. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.


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




                  Section 14. Salaries. The salaries of the officers of the Corporation may be fixed from time to time by the Board of Directors.

                                   ARTICLE IV

                    INDEMNIFICATION AND INTERESTED DIRECTORS

                  Section 1. Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director or officer. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this
Article IV shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director or officer as provided above. No amendment of this Article IV shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article IV, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director or officer of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. Notwithstanding anything else in this Article IV and except as otherwise required by law, the Corporation shall not make any payment pursuant to this Article IV to any person to the extent of the amount of such payment that would result in the imposition of an excise tax under Chapter 42 of the Internal Revenue Code of 1986.

                  Section 2. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders entitled to vote thereon; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders entitled to vote thereon. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

                  Section 1. Certificate for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall be in such form as required by the Delaware Code and shall otherwise be in such form as the Board of Directors shall prescribe. If such certificate is manually signed by one officer of the Corporation or manually countersigned by a transfer agent, transfer clerk or registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, transfer clerk or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, transfer clerk or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  Section 2. Record. A record (herein called the stock ledger) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                  Section 3. Lost, Stolen, Destroyed and Mutilated Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The Corporation may, in its discretion, as a condition precedent to the issuance of the new certificate, require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate, or the issuance of such new certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Delaware in such case made and provided.

                  Section 4. Determination of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be no more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VI

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is The Prentice-Hall Corporation System, Inc.

                  Section 2. Other Office. The principal executive office and principal place of business of the Corporation shall be located at New Castle, New York, or at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or as the business of the Corporation may require.


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




                                   ARTICLE VII

                                      SEAL

                  The corporate seal shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1951 Delaware," or words and figures of similar import or in such other form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX

                                WAIVER OF NOTICES

                  Whenever any notice whatsoever is required to be given by these By-Laws, or by the Certificate of Incorporation of the Corporation, or by the Delaware Code, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

                                    ARTICLE X

                                   AMENDMENTS

                  All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, provided that in the case of action to be taken at an annual or special meeting, notice of the proposed alteration or repeal or of the proposed new By-Laws be included in the notice of such meeting, or by the affirmative vote of a majority of the entire Board of Directors given at any meeting of the Board of Directors, provided notice of the proposed alteration or repeal of of the proposed new By-Laws be included in the notice of such meeting.


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                                   ARTICLE XI

                                 USE OF PRONOUNS

                  When used in these By-Laws, the masculine pronouns "he," "him" or "his" shall be read to mean "she," "her" or "hers" if the person referred to is feminine.


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